Exhibit 4.2

NUMBER _____	______________ SHARES

SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP [___________]

 OSPREY ENERGY ACQUISITION CORP.

A DELAWARE CORPORATION

CLASS A COMMON STOCK

This Certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS A COMMON STOCK, $0.0001 PAR VALUE PER SHARE EACH, OF

OSPREY ENERGY ACQUISITION CORP.

(THE “CORPORATION”)

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Corporation must redeem all of its shares of Class A common stock and liquidate if it is unable to complete an initial business combination within 24 months from the date of the completion of the Corporation’s initial public offering (excluding any overallotment exercise), as more fully described in the Corporation’s final prospectus relating to the initial public offering of its Class A common stock as a part of the units being offered by it dated [                ], 20[__].

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Corporation.

Witness the seal of the Corporation and the facsimile signatures of its duly authorized officers.

[Corporate Seal]
President	Delaware	Secretary

Transfer Agent:

Name: Title:

OSPREY ENERGY ACQUISITION CORP.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Corporation), to all of which the holder(s) of this certificate by acceptance hereof assent(s).

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT —	Custodian

TEN ENT	—	as tenants by the entireties	(Cust)	(Minor)

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common	Under Uniform Gifts to Minors

Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ________________________ hereby sell(s), assign(s) and transfer(s) unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

______________________ Shares of the capital stock represented by the within Certificate, and do(es) hereby irrevocably constitute(s) and appoint(s) __________________________ attorney to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises

Dated:

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
Signature(s) Guaranteed By:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

As more fully described in the Corporation’s final prospectus dated [________], 20[__], the holder(s) of this certificate shall be entitled to receive a pro-rata portion of funds from the trust account referred to therein only in the event that (a) the Corporation redeems the shares of Class A Common Stock sold in its initial public offering because it does not acquire, engage in a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Corporation and one or more businesses (a “Business Combination”) within 24 months from the date of the completion of the Corporation’s initial public offering (excluding any overallotment exercise), (b) the holder(s) seek(s) to redeem for cash his, her or its respective shares of Class A Common Stock sold in the Company’s initial public offering (“Public Shares”) in connection with (i) a tender offer (or proxy, solely in the event the Corporation is required to seek stockholder approval of the proposed Business Combination) setting forth the details of a proposed Business Combination or (ii) the Company seeking stockholder approval of an amendment to its Certificate of Incorporation to modify the timing or substance of its obligation to repurchase 100% of Public Shares if the Company does not complete an initial Business Combination within the 24 month timeframe, (c) the Corporation is liquidated or the Corporation’s board of directors otherwise resolves to liquidate the trust account and cease to pursue the consummation of a Business Combination at any time within 24 months of the date of the completion of the Corporation’s initial public offering (excluding any overallotment exercise).  In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.